SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 30, 2007, by and among Comanche Clean Energy Corporation, a Cayman Islands corporation, with headquarters located c/o Maples & Calder CS, South Church Street, George Town, Grand Cayman, Cayman Islands (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act and/or Regulation S promulgated by the SEC under the 1933 Act.

B. The Buyers, severally, and not jointly, wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Ordinary Shares, par value $.001 per share, of the Company (“Shares”) set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 3,000,000 Shares for an aggregate Purchase Price of $15,000,000.00 and (ii) warrants, in substantially the form attached hereto as Exhibit A (the "Warrants"), to acquire that number of Shares set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the "Warrant Shares").

C. The Shares and the Warrant Shares collectively are referred to herein as the “Securities”.

D. In connection with the Immediate Acquisitions (as defined below), (i) the Company shall issue Shares (together with existing Shares held by the management of the Company as listed on Schedule 1 hereof, collectively the “Management Restricted Stock”) to certain members of management of the Company, and its Subsidiaries (together with management of the Company listed on such Schedule, the “Management Members”), and (ii) the Company shall issue Shares (the “Acquisition Sellers Stock”) to certain selling parties in the Immediate Acquisitions (as defined below) (the “Acquisition Sellers”). Each Management Member and Acquisition Seller will execute and deliver a lockup agreement, the form of which is attached hereto as Exhibit B (as the same may be amended, restated, supplemented and/or modified from time to time in accordance with the provisions thereof, the “Lockup Agreements”), pursuant to which the resale of the Management Restricted Stock and the Acquisition Seller Stock shall be limited.

E. Contemporaneously herewith, the Company is entering into a securities purchase agreement, by and among the Company and the buyers listed on the Schedule of Buyers attached thereto (the “Note Unit Buyers”), (the “Notes and Warrants Purchase Agreement”), wherein the Company agrees, upon the terms and subject to the conditions of the Notes and Warrants Purchase Agreement, to issue and sell to the Note Unit Buyers (i) secured convertible notes of the Company in an aggregate principal amount of $40,000,000.00 (the "Convertible Notes"), which will be convertible into Shares (as converted, the "Conversion Shares") in accordance with the terms of the Convertible Notes, and (ii) certain warrants (the "Convertible Note Warrants"), which will be exercisable to purchase additional shares of Common Stock (as exercised, the "Convertible Note Warrant Shares") in accordance with the terms of the Convertible Note Warrants.

F. Contemporaneously with the Closing, the Buyers, the Note Unit Buyers and the Company will execute and deliver a Registration Rights Agreement (as amended, restated, supplemented and/or modified from time to time in accordance with the provisions thereof, the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares, the Conversion Shares, the Warrant Shares and the Note Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

G. The Conversion Shares, Convertible Note Warrants and Convertible Note Warrant Shares collectively are referred to herein as the “Note Unit Securities”, and the offering thereof, the “Note Unit Offering”.

H. Prior to the date hereof, Comanche Participações do Brasil Ltda (“Comanche Participacoes”) has entered into agreements for the acquisition of certain Clean Fuel Assets (as defined in the Notes) which agreements are annexed hereto as Schedule 2 (collectively, the “Immediate Acquisition Documents”), pursuant to which Comanche Participacoes will, with certain of the proceeds of the transactions contemplated hereby, acquire the Clean Fuel Assets covered by the Immediate Acquisition Documents (the “Immediate Acquisitions”, and together with the development of or investment in a new Clean Fuel Asset, collectively, the “Acquisitions”), and the consummation of the transactions contemplated under the Immediate Acquisition Documents shall occur no later than the time period provided in Section 4(x). Any subsidiary created or acquired by the Company or any of its Subsidiaries in connection with the Immediate Acquisitions is hereafter referred to as a “Target”, and collectively, the “Targets”.) For purposes of the Agreement and other Transaction Documents (as defined below), “Acquisition Documents” means, collectively, the transaction documents in connection with the Acquisitions.

I. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SHARES AND WARRANTS.

(a) Purchase of Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) the number of Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) the related Warrants to acquire up to that number of Warrant Shares set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (the “Closing”).

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the first day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed (a “Business Day”) following the satisfaction (or waiver) and notification of the Company of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later or earlier date as is mutually agreed to by the Company and Buyers holding the right to purchase at least 50% of the Shares to be sold hereunder). The Closing shall occur on the Closing Date at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022, or such other place as the Company and the Buyers holding the right to purchase at least 50% of the Shares to be sold hereunder shall mutually agree.

(c) Purchase Price. The aggregate purchase price for the Shares and the Warrants to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers. Each Buyer shall pay $5.00 for each Share and related Warrants to be purchased by such Buyer at the Closing.

(d) Form of Payment. On or before the Closing Date, (i) each Buyer shall deposit its respective Purchase Price for the Shares and Warrants to be issued and sold to such Buyer at the Closing to the escrow account by wire transfer of immediately available funds in accordance with the provisions of the Escrow Agreement dated the date hereof, by and among the Buyers, the Company, and Tri-State Title & Escrow, LLC, as the Escrow Agent (the “Escrow Agreement”), and (ii) the Company shall deliver to its counsel certificates the Shares (in the denomination requested by each Buyer) which such Buyer is then purchasing hereunder along with warrants representing the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or, subject to compliance with applicable securities laws, its designee (as to such Buyer, the “Buyer’s Shares and Warrants”).

(e)Release of Purchase Price and Shares and Warrants. Subject to the satisfaction of the conditions set forth in Sections 6 and 7 of this Agreement, on the Closing Date the Company shall cause the Escrow Agent to (i) release the Purchase Price to the Company or its designees in accordance with the provisions of the Escrow Agreement, and (ii) shall cause its counsel to deliver to each Buyer the Buyer’s Shares and Warrants registered in the name of such Buyer..

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants, severally and not jointly, as of the date of this Agreement and on the Closing Date, with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is acquiring the Shares, and the Warrants, and upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and such Buyer does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents (as defined in Section 3(b)). Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(p)) to distribute any of the Securities.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon, among other things, the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)  Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and the Acquisition and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision in respect of its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with assurance reasonably acceptable to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) none of the Company or any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, and subject to compliance with applicable securities laws, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, unless required by law, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including without limitation, this Section 2(f).

(g)  Legends. Such Buyer understands that the certificates or other instruments representing the Shares and the Warrants and the stock certificates representing the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO, AND IN ACCORDANCE WITH, RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT (SHARES AND WARRANTS), DATED AS OF MARCH 30, 2007, BY AND AMONG COMANCHE CLEAN ENERGY CORPORATION AND THE BUYERS LISTED THEREIN.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or, in the case of Warrant Shares, issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, provided that upon receipt of notice from the Company that the applicable registration statement is not, or no longer is effective in respect of the resale of such Securities, the Holder will not transfer such Securities (other than pursuant to clauses 2(g)(ii) or 2(g)(iii) below) until the Company notifies the Holder that the applicable registration statement becomes effective (again), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (iii) such holder provides the Company with assurances reasonably acceptable to the Company that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, and such Holder delivers the legended Securities to the Company or the Company’s transfer agent.

(h) Validity; Enforcement. This Agreement has been, and, when the other Transaction Documents (as defined below) to which such Buyer is a party are executed and delivered in accordance with the terms and conditions contemplated hereby and thereby, such documents shall have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of any organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer or by which any property or asset of the Buyer is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder or under any of the other Transaction Documents. Each Buyer agrees that it has independently, based on such documents and information it deemed appropriate, made its decision to enter into this Agreement and purchase the Shares and Warrants.

(j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k) Placement Agent. Such Buyer understands that Rodman & Renshaw, LLC (the “Placement Agent”) has acted solely as the agent of the Company in this placement of the Securities, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Buyer may have received in connection therewith. Such Buyer acknowledges that it has not relied on any information prepared by the Agent or advice furnished by or on behalf of the Agent. Such Buyer agrees that it has, independently and without reliance on Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company, the Targets and the Acquisition and has made its own decision to enter into this Agreement and purchase the applicable Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers on the date hereof and on the Closing Date that:

(a) Organization and Qualification. Set forth on Schedule 3(a) is a true and correct list of the entities in which the Company or any Subsidiary, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by the Company or such Subsidiary or any of their respective Subsidiaries. Schedule 3(a) also sets forth a true and correct corporate structure of the Company and its subsidiaries immediately following the Closing giving pro forma effect to the Immediate Acquisitions (including for this purpose only, the Targets). Other than with respect to the entities listed on Schedule 3(a), the Company does not, directly or indirectly, own any securities or beneficial ownership interests in any other Person (including through joint ventures or partnership arrangements) or has any investment in any other Person. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company or any of its Subsidiaries, directly or indirectly, owns any of the capital stock, equity or similar interests or voting power of such entity at the date of this Agreement) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. If applicable, each of the Company and the Subsidiaries is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, prospects, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company or any Subsidiary to perform its obligations under the Transaction Documents (as defined below). Except as set forth in Schedule 3(a), the Company and each Subsidiary holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its respective Subsidiaries, in each case, free and clear of any Liens (as defined below) other than Permitted Liens (as defined in the Convertible Notes) including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. As used in this Agreement, “Lien” means, with respect of any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a "Capital Lease" (in accordance with generally accepted accounting principles), or any financing lease having substantially the same economic effect as any of the foregoing).

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement (as defined below), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement to which it is a party (such documents, and together with the Notes, the Warrants, the Registration Rights Agreement, the Transfer Agent Instructions, and each of the other agreements to be entered into in connection with the transactions contemplated by this Agreement, as amended, restated, supplemented and/or modified from time to time in accordance with the provisions thereof, collectively, the “Transaction Documents”) and to consummate the transactions contemplated herein and therein in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by the board of directors of the Company (the “Board of Directors”) and other than as set forth in Section 3(e) hereof, no further filing, consent or authorization is required by the Company, its stockholders or the Board of Directors. To the extent that a Person that is a Subsidiary is a party to or bound by a Transaction Document or an Immediate Acquisition Document, such Subsidiary has the requisite power and authority to enter into and perform its obligations under such Transaction Document or Immediate Acquisition Document and the execution and delivery of such Transaction Document by such Subsidiary and the consummation by such Subsidiary of the transactions contemplated thereby have been duly authorized by the board of directors or equivalent body of such Subsidiary and no further consent or authorization is required by such Subsidiary, its equity holders or its board of directors or equivalent body. This Agreement, the other Transaction Documents and the Immediate Acquisition Documents have been duly executed and delivered by the Company or its Subsidiary, as applicable, and constitute the legal, valid and binding obligations of such parties enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the date of the Closing shall have been duly executed and delivered by the Company or its Subsidiary, if applicable, and shall constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their terms except as enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Offer of Securities; Issuance of Securities. Subject to the accuracy of Buyer’s representations and warranties hereunder, the offer by the Company of the Securities is exempt from registration under the 1933 Act. The issuance of the Shares and the Warrants are duly authorized and are free from all taxes, liens and charges in respect of the issue thereof other than Permitted Liens (as defined in the Convertible Notes). As of the Closing, a number of Shares shall have been duly authorized and reserved for issuance which equals 125% of the maximum number of Shares issuable upon exercise of the Warrants Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges in respect of the issue thereof other than Permitted Liens, with the holders being entitled to all rights accorded to a holder of Shares.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and if applicable its Subsidiaries, and the consummation by such parties of the transactions contemplated hereby and thereby will not (i) result in a violation of any articles of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of the Subsidiaries, any capital stock of the Company or any of the Subsidiaries or bylaws of the Company or any of the Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, or other remedy in respect of, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or (iii) result in a violation of any Requirements of Law, except (other than pursuant to clauses (i) and (iii) above) for such violations, conflicts, defaults or rights which would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, (A) “Requirements of Law” means, as to any Person, any United States or foreign law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Entity, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein and (B) “Governmental Entity” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(e) Consents. Neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents to which it is a party, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations: (i) the filing of appropriate UCC financing statements (or the equivalent) with the appropriate states and other authorities pursuant to the Pledge Agreement (as defined in the Notes and Warrants Purchase Agreement; (ii) filings required by applicable federal, state or foreign securities laws; (iii) filings required by Brazilian law to register foreign investment; and (iv) the registration statement and related state securities law filings required by the Registration Rights Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to have obtained prior to the date hereof pursuant to the preceding sentence have been obtained or effected. Notwithstanding the first two sentences of this Section 3(e), to the extent that any Foreign Subsidiary is required to obtain any consent, authorization or order, or make any filing or registration, but has not done so, such failure shall not constitute a default hereunder or under the other Transaction Documents if such failure(s), individually or in the aggregate, would not have a Material Adverse Effect.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser in respect of the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth on Schedule 3(f), no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that, except as set forth on Schedule 3(f), to the knowledge of the Company, no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiary (or in any similar capacity) in respect of the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of the Subsidiaries to enter into the Transaction Documents to which such Person is a party has been based solely on the independent evaluation by the Company, such Subsidiaries and their respective representatives.

(g) No General Solicitation; Placement Agent’s Fees. None of the Company, any of its Subsidiaries, any of their respective Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Agent as placement agent in connection with the sale of the Securities. Other than the Agent, the fees and expenses of whom shall be borne by the Company, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, any of its Subsidiaries and any of their respective Affiliates, nor any Person acting on its or their behalf has made, directly or indirectly, any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior or concurrent offerings by the Company for purposes of the 1933 Act other than the Note Unit Offering and the Acquisitions, which Note Unit Offering and the Acquisitions have been undertaken only in such a manner as to not adversely affect the exemption from registration enjoyed by the sale of the Securities pursuant to this Agreement. None of the Company, any of its Subsidiaries and their respective Affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings. Except as otherwise stated, as used in this Agreement, “Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

(i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of association and memorandum of association (as amended and in effect on the date hereof, or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by the Securities Purchase Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Shares or a change in control of the Company.

(j) Financial Statements. The consolidated financial statements of the Company and its Subsidiaries have been prepared in accordance with the generally accepted accounting principles of the jurisdiction of its organization (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that, to the Company's knowledge, are not material, individually or in the aggregate. Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, liabilities and obligations reflected on or reserved against in the December 31, 2006 interim consolidated balance sheets of the Company or in the December 31, 2006 interim consolidated balance sheets of any Subsidiary, as applicable, prepared in accordance with GAAP (the “Balance Sheets”) and as otherwise contemplated hereby or disclosed herein or in the disclosure schedules to this Agreement (the "Disclosure Schedules"), since December 31, 2006, inclusive of such date, none of the Company nor any Subsidiary has incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the Company or such Subsidiary, as applicable, prepared in accordance with the principles used in the preparation of the Balance Sheets. None of the Company or, to the Company's knowledge, any stockholder, officer or director of the Company has issued any press release or made any other public statement or communication on behalf of the Company or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Absence of Certain Changes. Since December 31, 2006, there has been no change or development in the business, properties, operations, condition (financial or otherwise), results of operations of the Company or any Subsidiary that has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(k), since December 31, 2006, (and before giving effect to the transactions contemplated under the Transaction Documents) none of the Company or any of its Subsidiaries has (i) declared or paid any dividends other than as would have been permitted under the Convertible Notes, (ii) sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business, (iii) had capital expenditures, individually or in the aggregate, in excess of $1,000,000 or (iv) waived any material rights in respect of any Indebtedness or other rights in excess of $500,000 owed to it. None of the Company or any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors or the creditors of any Subsidiary intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company nor any Subsidiary of the Company is as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will be, Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, in respect of any Person, (i) the present fair saleable value of such Person’s assets (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) is less than the amount required to pay such Person’s (after giving effect to the Acquisitions) total Indebtedness (as defined in Section 3(p)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends at any time to incur or believes that it will at any time incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l) Conduct of Business; Regulatory Permits. None of the Company or any Subsidiary is in violation of any term of or in default under its articles of association, certificate of incorporation, certificate of formation, any certificate of designations of any outstanding series of preferred stock of such company or Bylaws or their organizational charter or other constituent documents or bylaws, respectively except for such violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to such entity, and none of the Company or any Subsidiary will conduct its respective business in violation of any of the foregoing, except for such violations and/or possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and none of the Company or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except where such proceedings, revocation or modification would not have a Material Adverse Effect.

(m) Foreign Corrupt Practices. None of the Company or any Subsidiary, nor, any director, officer, agent, employee or other Person acting on behalf of any of them has, in the course of its actions for, or on behalf of, such entity (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n) Transactions With Affiliates. Except as set forth in Schedule 3(n) hereto, other than the issuance of restricted stock and the other arrangements disclosed on Schedule 3(n), none of the officers, directors or employees of any of the Company or any Subsidiary is presently a party to any transaction with any of the Company or any Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(o) Equity Capitalization. As of the date hereof and before giving effect to the Acquisitions, and the financings contemplated in the Transaction Documents, the authorized capital stock of the Company consists of 100,000,000 Ordinary Shares, par value $.001 per Share (“Ordinary Shares”), 2,290,818 of which as of the date hereof, are issued and outstanding, and 10,000,000 Preference Shares, par value $.001 per Share (“Preference Shares”, and collectively with Ordinary Shares, the “Shares”), none of which are issued or outstanding as of the date hereof. All of the outstanding Ordinary Shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(o): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, except for such Indebtedness which (x) will be paid or satisfied in full substantially concurrently with the Closing with the proceeds of the purchase of securities hereunder, of the Note Unit Offering, or (y) constitutes Permitted Indebtedness (as defined in the Convertible Notes); (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries other than financing statements evidencing Permitted Liens or filed pursuant to the Pledge Agreement; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to (A) the Registration Rights Agreement and (B) registration rights the Company has agreed to or may agree to provide to the Agent, the existing shareholders listed on Schedule 3(o) attached hereto, certain members of management and the current holders of the Shares; provided, that, the registration rights described in the foregoing clause (B) shall not require the Company to include the shares covered by such registration rights in the registration statement to be filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement and such registration rights shall be subject to any registration rights granted to the Persons under Registration Rights Agreement ; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of such Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (ix) all the Company’s outstanding options and warrants shall be cancelled at Closing; and (x) no securities of the Company or any Subsidiary are listed or quoted on any stock exchange or automated quotation system. The Company has made available to the Buyers true, correct and complete copies of the Company’s memorandum and articles of association, as amended and as in effect on the date hereof, and all agreements relating to securities convertible into, or exercisable or exchangeable for, Shares and the material rights of the holders thereof in respect thereof.

(p) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(p), none of the Company or any Subsidiary (i) has any outstanding Indebtedness (as defined below) except for Permitted Indebtedness and such Indebtedness which will be paid or satisfied in full substantially concurrently with Closing with the proceeds of the purchase of securities hereunder, of the Note Unit Offering, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, would be reasonably expected to have a Material Adverse Effect. After giving effect to the issuance of the Convertible Notes and Warrants as contemplated by the Notes and Warrants Purchase Agreement and Shares and Warrants pursuant to this Securities Purchase Agreement, none of the Company or any Subsidiary will have any outstanding Indebtedness, except for Permitted Indebtedness. For purposes of this Agreement: (x) Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations in respect of letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case in respect of any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person in respect of any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss in respect thereof; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(q) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation that if adversely determined, individually or in the aggregate, would have a Material Adverse Effect before or by, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, any of their respective officers or directors, or the Shares.

(r) Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which such entities are engaged. None of the Company or any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s) Employee Relations.

(i) None of the Company or any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that the Company’s relations with its employees and the relations of its Subsidiaries with their respective Subsidiaries are good. No executive officer (as defined in Rule 3b-7 promulgated under the 1934 Act) of the Company or any Subsidiary has notified the Company or such Subsidiary that such officer intends to leave the Company or Subsidiary, as applicable, or otherwise intends to terminate such officer’s employment with the Company or Subsidiary. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability in respect of any of the foregoing matters except such violations and/or liabilities that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(ii) The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance therewith would not result, either individually or in the aggregate, in a Material Adverse Effect.

(t) Title. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and valid title to all personal property owned by them which is material to the business of the Company or Subsidiary, as applicable, in each case free and clear of all Liens except for Permitted Liens (as defined in the Convertible Notes), except where failure to have good and valid title, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 3(t), any real property and facilities held under lease by the Company or any of the Subsidiaries are held by the applicable entity under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and such Subsidiaries. Where failures to have such valid, subsisting and enforceable lease(s) exist, such failures, in the aggregate, would not have a Material Adverse Effect.

(u) Intellectual Property Rights. The Company and the Subsidiaries own or possess, adequate rights or licenses to use all trademarks, trade names, service marks and all applications and registrations therefor, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(u), none of the Company’s or any Subsidiary’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement. The terminations, expirations or abandonments of such registered, or applied for, Intellectual Property Rights would not, in the aggregate, have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or any of the Subsidiaries of Intellectual Property Rights of others except of such infringement that would not have a Material Adverse Effect. Except as set forth on Schedule 3(u), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any Subsidiary regarding their respective Intellectual Property Rights and any such claims, actions and proceedings being made, brought or threatened would not in the aggregate, have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings which would, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(v) Environmental Laws. The Company and the Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) to the Company’s knowledge, there are no events, conditions or circumstances reasonably likely to result in liability of the Company or any Subsidiary pursuant to Environmental Laws, except where, in the foregoing clauses (i) through (iv) the failure to so comply with such Environmental Laws, permits, licenses or other approvals or to obtain such permits, licenses or approvals would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(w) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of the Subsidiaries owned by the Company or such Subsidiary, respectively, subject to the Transaction Documents.

(x) Tax Status. Except as set forth on Schedule 3(x), each of the Company and Subsidiaries (i) has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 3(x), there are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Each of the claims set forth on Schedule 3(x) is being contested in good faith or would not be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 3(x), no liens have been filed securing taxes and other governmental assessments and charges and no claims are being asserted by or against the Company or any of the Subsidiaries in respect of any taxes (other than liens for taxes not yet due and payable) or other governmental assessments or charges. Except as set forth on Schedule 3(x), none of the Company or any of the Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Except as disclosed on Schedule 3(x), none of the Company or any of the Subsidiaries is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. None of the items set forth on Schedule 3(x) would, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

(y) Internal Accounting Controls. Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken in respect of any difference.

(z) Disclosure. Each of this Agreement (including the Schedules hereto), the other Transaction Documents, and that certain Private Placement Memorandum dated March 28, 2007 (the “Private Placement Memorandum”), furnished by or on behalf of the Company regarding the Company or the Subsidiaries, and their respective businesses and the transactions contemplated hereby (other than any forward-looking statement or management opinion) is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, such representation, with respect to the Targets and the Immediate Acquisitions being made on the basis of the best knowledge of the Company or any Subsidiary. Each press release issued by the Company or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists in respect of the Company or any of its Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except where such failure would not reasonably be expected to have a Material Adverse Effect.

(aa) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than the engagement of Rodman & Renshaw, LLC by the Company as agent in connection with the Note Unit Offering and the offering pursuant which the Securities are being sold and the execution of the lock-up agreement relating to the Management Restricted Stock.

(bb) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

(cc) No Other Agreements. As of the Closing Date, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents.

(dd) Immediate Acquisition Documents. To the best knowledge of the Company, the representations and warranties made by each Target in the Immediate Acquisition Documents are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which are true and correct in all respects) as of the date when made (except for representations and warranties that speak as of a specific date, which are true and correct as of such date).. The Company does not have any reason to believe that such representations and warranties shall not be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which are expected to continue to be true and correct in all respects) as of the Immediate Acquisition Closing (as defined in Section 4(x)).

(ee) Regulations T, U and X. Neither the Company nor any other Subsidiary is and will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect), and no proceeds of any Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(ff) ERISA.

(i) Except as listed on Schedule (ff) hereto, none of the Company or any of its Subsidiaries or any of their ERISA Affiliates maintains or contributes to, or within the preceding six (6) years has maintained or contributed to, any Employee Benefit Plan. Neither the Company nor any of its Subsidiaries have any current labor problems or disputes that have resulted in, or which such Person reasonably believes would be expected to have, a Material Adverse Effect. No Employee Benefit Plan has an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder (the “Code”) as of the date hereof, and no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Benefit Plan within the meaning of Section 412 of the Code.

(ii) Liabilities under any Employee Benefit Plan of the Company or any of its Subsidiaries have been appropriately reflected on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

(iii) All of the Employee Benefit Plans are and have been established and administered in all respects in accordance with all applicable laws, regulations or orders with respect thereto, no such failure to comply therewith has, or would be reasonably expected to have, a Material Adverse Effect. To the extent that any Employee Benefit Plan maintained by the Company or any of its Subsidiaries is intended to qualify for favorable tax treatment under any applicable law, regulation or order, to the knowledge of the Company and the Subsidiaries, no fact or circumstance exists that would reasonably be expected to adversely affect the tax-exempt status of such Employee Benefit Plan.

(iv) All obligations regarding the Employee Benefit Plans have been satisfied to the extent due and owing on the date hereof, there are no outstanding defaults or violations by any party to any Employee Benefit Plan and no taxes, penalties or fees are owing under any of the Employee Benefit Plans where such obligations, defaults, violations, unpaid taxes, unpaid penalties or unpaid fees have or would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule (ff), neither the Company or any ERISA Affiliate has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability, that has, or would reasonably be expected to have, a Material Adverse Effect.

(v) the Company and each of its Subsidiaries have made available to the Buyers true, correct and complete copies of all material Employee Benefit Plans as amended as of the date hereof, as requested by any Buyer.

(vi) Each Employee Benefit Plan is fully funded to the extent required by any applicable law, regulation or order.

(vii) Except as disclosed in Schedule (ff) or as required by any applicable law, including, without limitation, the Consolidated Omnibus Budget Reconciliation Act of 1986 or any similar state law, regulation or order, none of the Employee Benefit Plans provides health and welfare benefits to retired employees or to the beneficiaries or dependents of retired employees.

(viii) As used in this Agreement, “Employee Benefit Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of this Agreement) for employees of the Company, any of its Subsidiaries or any of its ERISA Affiliates; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections; and “ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its Subsidiaries under Code Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its Subsidiaries under Code Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under Code Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or any of its Subsidiaries under Code Section 414(o).

(gg) Anti-Terrorism Laws and Anti-Money Laundering Laws.

(i) None of the Company or its Subsidiaries is, and to the knowledge of the Company, no Person who owns a controlling interest in or otherwise controls the Company or any of its Subsidiaries is or is anticipated to be, (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list (collectively, the "Lists") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) a Person (a "Designated Person") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders").

(ii) None of the Company or its Subsidiaries (x) is a Person or entity with which any Buyer is prohibited from dealing or otherwise engaging in any transaction by any OFAC Laws and Regulations and the Executive Orders (collectively, the "Anti-Terrorism Law") or (ii) is a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Orders or (y) is affiliated or associated with a Person or entity listed in the preceding clause (x) or clause (y). To the knowledge of the Company, none of the Company or its Subsidiaries or Affiliates, nor any brokers or other agents acting in any capacity in connection with the securities being offered in connection herewith (A) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders or (B) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(iii) To the knowledge of the Company, none of the Company or its Subsidiaries nor any holder of a direct or indirect interest in the Company or any of its Subsidiaries (x) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the Bank Secrecy Act (31 U.S.C. Section 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations (the "BSA"), (y) has been assessed civil penalties under any all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. Section 1956 and 1957, (the "Anti-Money Laundering Laws"), or (z) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5, 6 and 7 of this Agreement.

(b) Securities Law Filings. The Company agrees to timely make any securities law filings in respect of the Securities as required under any federal, state and foreign securities laws and to provide a copy thereof to each Buyer promptly upon request after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable federal, state and foreign securities laws (or to obtain an exemption from such qualification), and shall upon request provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c) Reporting Status. Commencing on the Effective Date (as defined in the Registration Rights Agreement) and until the later of the date on which (i) the Investors (as defined in the Registration Rights Agreement) shall have sold all the Warrant Shares and (ii) none of the Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, provided that prior to the filing of the registration statement with the SEC as required by the Registration Rights Agreement, compliance with the current public information requirements of Rule 144(c) thereunder shall be sufficient. The Company shall not terminate its status as an issuer required to file reports under the 1934 Act, even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including general and administrative expenses and for the purposes set forth on Schedule 4(d) (and not for the redemption or repurchase of any of its or its Subsidiaries’ equity securities or to settle any outstanding litigation). For clarification purposes only, the acquisition of securities in a Permitted Acquisition (as defined in the Convertible Notes) pursuant to which the applicable acquisition target becomes a Subsidiary (or a joint venture partner) shall not be prohibited by this Section 4(d).

(e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are promptly (and in any event, within two business hours) available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of any of the periodic report or any other interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements filed with the SEC for any period other than annual, any reports on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) promptly and in any event, within one (1) Business Day after the release thereof (unless such press release is available on PR Newswire or Business Wire), facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f) Fees. Subject to Section 8 below, at Closing, the Company shall pay an expense allowance to the Agent or its designee(s) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), in an amount not to exceed $50,000. The Company shall pay any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers except that the Company shall pay all actual reasonable attorneys' fees and expenses (including disbursements and out-of-pocket expenses) for one counsel to the Purchasers incurred by the Purchasers in connection with the transactions contemplated by this Agreement.

(g) Pledge of Securities. The Company acknowledges and agrees, subject to compliance with applicable securities laws, that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. Except as otherwise required by applicable securities laws, the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f); provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor at the expense of the Investor or pledgee.

(h) Participation Rights for Future Financings. The Buyers shall have the right to participate in future financings by the Company to the extent set forth in Sections 15(b) through 15(f) of the Convertible Notes.

(i) Reservation of Shares. For as long as any Buyer owns any Warrants, the Company shall take all actions necessary to at all times after the Closing Date have authorized, and reserved for the purpose of issuance, no less than 125% of the sum of (i) the number of Shares issuable upon conversion of all of the Convertible Notes issued pursuant to the Note and Warrants Offering, (ii) the number of Shares issuable upon exercise of the Warrants issued at the Closing, and (iii) the number of Shares issuable upon exercise of the Note Warrants (without taking into account any limitations on the conversion of the Notes or exercise of the Warrants or Note Warrants set forth in the Convertible Notes, Warrants and Note Warrants, respectively).

(j) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of Requirements of Law, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(k) No Additional Registered Securities. From the Closing Date until the earlier of the date that is ninety (90) Trading Days following the Effective Date (as defined in the Registration Rights Agreement) and the date the Investors shall have sold all the Shares and Warrant Shares, the Company will not file a registration statement under the 1933 Act, or allow any such registration statement to become effective, in respect of any securities other than (A) the Registration Statement contemplated by the Registration Rights Agreement, (B) subject to Section 3(o), any registration statement to be filed by the Company pursuant to any registration rights the Company has agreed to or may agree to provide to the Agent, the existing shareholders listed on Schedule 3(o) attached hereto, certain members of management and the current holders of the Shares, and/or (C) a registration statement on Form S-8.

(l) Integration. None of the Company, any of its Subsidiaries, any of its or their affiliates (as defined in Rule 501(b) under the 1933 Act) nor any person acting on behalf the Company, its Subsidiaries or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) including the Note Unit Securities which will be integrated with the sale of the Securities in a manner which would require the registration under the 1933 Act of the Securities or require stockholder approval under the rules and regulations of the applicable Principal Market (as defined in the Convertible Notes) and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities (other than the Note Unit Securities) will not be integrated for purposes of the 1933 Act or the rules and regulations of the applicable Principal Market (as defined in the Convertible Notes) with the issuance of Securities contemplated hereby.

(m) OTC Bulletin Board. Upon the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall use best efforts to comply with the rules of the Principal Market (as defined in the Convertible Notes) and to cause all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by a Registration Statement (as defined in the Registration Rights Agreement) to be quoted thereon, unless listed or quoted on another market. The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which Shares are then listed (subject to official notice of issuance) and shall maintain, so long as any other Shares shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall cause its Subsidiaries not to take any action which would be reasonably expected to result in the suspension or termination of trading of the Shares on the Principal Market (as defined in the Note). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(m).

(n) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(o) General Solicitation. None of the Company, any of its Affiliates or any person acting within the scope of their delegated authority on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(p) Closing of Immediate Acquisitions. The Company shall, and shall cause each of its Subsidiaries to, use its best efforts to cause the transactions contemplated under the Immediate Acquisition Documents to be consummated, except for those matters which in the aggregate do not have a Material Adverse Effect (the “Immediate Acquisition Closing”) on the Closing Date. Upon the consummation of the Immediate Acquisitions, an officer of the Company shall deliver a certificate to the Escrow Agent stating that the Company has legal ownership of the stock of the Immediate Acquisitions under applicable law and that the Purchase Price may be released to the Company pursuant to the terms of the Escrow Agreement.

(q) Non-Disclosure of Buyers’ Names. The Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of such Buyer, except (i) for disclosure thereof in filings made under the United States securities laws or (ii) as required by law, the regulations of the stock exchange or automatic quotation system upon which the Company’s Shares are then traded or any order of any court or other governmental agency, in which case the Company shall provide such Buyer with prior notice of such disclosure and the opportunity to review and comment on such disclosure.

(r) Reverse Merger. (i) The Company shall use its best efforts to effectuate not later than April 30, 2007 a share exchange transaction pursuant to which all of the outstanding Shares of the Company together with all of the Warrants issued pursuant to this Agreement and all of the Notes and Warrants issued pursuant to the Notes and Warrants Purchase Agreement shall be exchanged for equivalent securities of a British Virgin Islands corporation which shall have the class of its common equity securities registered under the Securities Exchange Act of 1934, but which shall have substantially no other assets, liabilities or business (the “Shell”) and as a result of which immediately after the consummation of the share exchange, holders of shares of capital stock of the Shell, other than (A) the Common PIPE Buyers, (B) holders of Management Restricted Stock and (C) holders of Acquisition Sellers Stock, shall own not more than 2.17% of the outstanding shares of capital stock of the Shell (the “Share Exchange”); provided, however, that the Company shall have no obligation to facilitate the Share Exchange unless the Company is advised by a Buyer or the Placement Agent, on or before April 15, 2007, that a corporation meeting the foregoing criteria is available to be the subject of the Share Exchange and the Company does not reasonably determine after conducting reasonable due diligence procedures that such identified corporation does not meet some or all of the foregoing criteria.

(ii) Each of the Buyers agrees to consummate the Share Exchange promptly upon terms and conditions and documents reasonably acceptable to the Buyers provided that the Shell meets all of the criteria specified in Section 4(r)(i).

(s) Nonpublic Information. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Registration Statement (as such term is defined in the Registration Rights Agreement) without the express written consent of such Buyer.

5. REGISTERS; TRANSFER AGENT INSTRUCTIONS.

(a) Registers. The Company shall maintain at its principal executive offices (or such other office or agency of the Company), a register for the Shares and a register for the Warrants, in which the Company shall record the name and address of the Person in whose name the Shares or the Warrants, respectively, have been issued (including the name and address of each transferee), and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the registers open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. Not later than the Effective Date (as defined in the Registration Rights Agreement), the Company shall cause its Shares to be eligible for transfer with its transfer agent pursuant to the Depository Trust Company Automated Securities Transfer Program. The Company shall issue instructions to its transfer agent in the form attached hereto as Exhibit D, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Shares issued at the Closing or upon exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company or upon exercise of the Warrants (the “Transfer Agent Instructions”). The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) including in the event that the Registration Statement ceases to be effective under the Securities Act of 1933, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company, subject to compliance with applicable securities law, as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, and Buyer provides evidence of compliance with Rule 144 reasonably acceptable to the Company, the transfer agent shall, subject to compliance with applicable securities laws, issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to affected Buyers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section 5(b), that any affected Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, reasonably satisfactory to the Company, provided that these conditions are for the Company’s benefit and may be waived by the Company at any time in their sole discretion by providing each Buyer with prior written notice thereof:

(a) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Each Buyer shall have delivered to the Escrow Agent (as defined in the Escrow Agreement) the Purchase Price for the Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided under the Escrow Agreement.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, each of which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date. For clarification purposes only, the conditions set forth in each of the subsections of this Section 6, including, but not limited to, Sections 6(a) and (b), must be satisfied in all respects, or waived as provided for in this Section 6.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Each of the Company and each of their Subsidiaries, to the extent each is a party thereto, shall have executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) certificates for the being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) the Warrants (in such denominations as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) The Company shall have delivered to such Buyer a copy of the Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(c) Such Buyer shall have received the opinions of Guzov Ofsink, LLC, the Company’s U.S. outside counsel, MHMK - Sociedade de Advogados, the Company’s outside Brazilian counsel, and Maples and Calder, the Company’s outside Cayman counsel, each dated as of the Closing Date, in substantially the forms identified on Exhibit E attached hereto.

(d) The Company shall have delivered to such Buyer a copy of a certificate evidencing incorporation, partnership or the formation, as applicable, and good standing of the Company, and each of the Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within the 30 days prior to the Closing Date.

(e) If applicable, the Company shall have delivered to such Buyer a certificate evidencing the Company's and each Subsidiary’s qualification as a foreign entity (or the equivalent) and good standing issued by the Secretary of State of the State (or comparable office) of each jurisdiction in which the Company or such Subsidiary is required to qualify as a foreign entity, each as of a date within 30 days prior to the Closing Date.

(f) The Board of Directors shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).

(g) The Company, and each Subsidiary of the Company shall have delivered to such Buyer a secretary’s certificate in the form attached hereto as Exhibit F, executed by the secretary (or comparable office) of such Person and dated as of the Closing Date, certifying (A) that the attached resolutions adopted by the board of directors of such Person in connection with the Transaction Documents are true, complete and correct and remain unamended and in full force and effect, (B) that the attached articles of association, certificate of incorporation or certificate of formation of such Person, certified as of a date within 30 days of the Closing Date, by the secretary of state of the state of the jurisdiction of its organization, is true, complete and correct and remains unamended and in full force and effect, (C) that the attached memorandum of association, bylaws or limited liability company or operating agreement of such Person are true, complete and correct and remain unamended and in full force and effect and (D) as to the incumbency and specimen signature of each officer of such Person executing this Agreement, the other Transaction Documents and any other document delivered in connection herewith on behalf of such Person.

(h) The representations and warranties of the Company and any Subsidiary set forth in this Agreement or any other Transaction Document shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties which speak as of a specific date, each of which shall be true and correct as of such date) and the Company, or each Subsidiary, as applicable, shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such entity at or prior to the Closing Date. Such Buyer shall have received a certificate delivered and executed by the President of each of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(i) The Company shall have delivered to such Buyer a copy of a letter from the Company’s transfer agent certifying the number of Shares outstanding as of a date within the five (5) Business Days prior to the Closing Date.

(j) The Company shall have (i) obtained all governmental, regulatory or third party consents and approvals, if any, and (ii) made all filings under all applicable federal, state or foreign securities laws (to the extent such filings must be made on or prior to the Closing Date in each case) necessary to consummate the issuance and the sale of the Securities.

(k) On or prior to the Closing, the Company, each Subsidiary party to any Immediate Acquisition Document and the Targets shall have entered into the Immediate Acquisition Documents and the transactions contemplated by all of such Immediate Acquisition Documents shall have been consummated, subject only to the payment of the cash consideration due to the sellers in such Immediate Acquisition Documents, which cash consideration shall be paid by the Escrow Agent pursuant to instructions given to the Escrow Agent under the Escrow Agreement.

(l) The Company and the Placement Agent shall have instructed the Escrow Agent to deliver to the sellers under the Immediate Acquisition Documents the entire cash consideration due to such sellers under such Immediate Acquisition Documents.

(m) Each of the holders of Shares of the Company, other than the Buyers shall have agreed to exchange its Shares for shares of capital stock of the Shell upon the same terms and conditions as agreed to by the Buyers pursuant to Section 4(r)(ii) of this Agreement and shall have delivered to the Buyers a letter to such effect.

(n) The Company’s United States and Brazilian counsel, shall have delivered to the Placement Agent certifications, which indicate, individually and/or cumulatively, that each of the conditions in this Section 7 (other than this Section 7(n)) have been satisfied or waived by the Buyers.

(o) [Intentionally omitted.]

(p) [Intentionally omitted.]

(q) [Intentionally omitted.]

(r) [Intentionally omitted.]

(s) No Material Adverse Effect shall have occurred.

(t) The Company shall have delivered a certificate of an officer of the Company and each Subsidiary certifying as to the solvency of the Company or such Subsidiary.

(u) The Company shall have delivered a pro forma balance sheet of the Company and its Subsidiaries reflecting the initial transactions contemplated hereunder, including, but not limited to, (A) the consummation of the Immediate Acquisitions and the other transactions contemplated by the Immediate Acquisition Documents, and (B) the issuance of the Convertible Notes on the Closing Date and use of the proceeds thereof, accompanied by a certificate, dated the Closing Date, of the chief financial officer of the Company stating that such pro forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate.

(v) [intentionally omitted.]

(w) All proceedings in connection with the issuance of the Shares and the other transactions contemplated by this Agreement and the other Transaction Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Buyers, and the Buyers shall have received all such information and such counterpart originals or certified or other copies of such documents as the Buyers may reasonably request.

(x) [Intentionally omitted.]

(y) [Intentionally omitted.]

(z) The Company shall have delivered to each Buyer a copy of the consolidated audited financial statements of the Company prepared in accordance with GAAP prepared in accordance with GAAP for the period ended December 31, 2006, which financial statements shall contain an opinion of such auditor prepared in accordance with generally accepted auditing standards (which opinion shall be without (x) a “going concern” qualification or exception or (y) any qualification or exception as to the scope of such audit. The Company shall have delivered to each Buyer a copy of the unaudited consolidated pro forma financial statements of the Company for the period ended December 31, 2006 prepared in accordance with generally accepted auditing standards, which financial statements shall have been reviewed by auditors.

(aa) [Intentionally omitted]

(bb) Since December 31, 2006, there shall not have developed, occurred, or come into effect or existence any change, or any development involving a prospective change, in or affecting the position of the Company, financial or otherwise, that has had, or would be expected to have, a Material Adverse Effect.

(cc) [Intentionally omitted.]

(dd) [Intentionally omitted.]

(ee) [Intentionally omitted.]

(ff) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(gg) Each of the Company and any Subsidiary party to the Escrow Agreement shall have delivered the Escrow Agreement duly executed by the Company and such Subsidiary.

8. TERMINATION. In the event that the Closing shall not have occurred in respect of a Buyer on or before the tenth (10th) Business Day from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement in respect of such breaching party at the close of business on such date without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby appoints Guzov Ofsink, LLC, 600 Madison Avenue, New York, New York 10022, as its agent for service of process in New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf in respect of the matters discussed herein, and this Agreement, the Transaction Documents and the instruments referenced herein contain the entire understanding of the parties in respect of the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company and its Subsidiaries nor any Buyer makes any representation, warranty, covenant or undertaking in respect of such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the applicable Transaction Documents and the documents relating to the Note Unit Securities, if a buyer of Note Unit Securities, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally provided same is on a Business Day and, if not, on the next Business Day; (ii) upon receipt, when sent by facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) provided same is on a Business Day and, if not, on the next Business Day; (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Comanche Clean Energy Corporation
c/o Maples & Calder Corporate Services Ltd.
PO Box 309 GT
Ugland House
South Church Street
George Town
Grand Cayman, Cayman Islands
Tel: 345-949-8066
Fax: 345-949-8080
Attention: Graham Lockington
Email:  Graham.Lockington@MAPLESANDCALDER.com

With a copy to:

Comanche Clean Energy Corporation
c/o FondElec
One Dock Street
Stamford, Ct. 06902 USa
Tel: 203-326-4570
Fax: 203-326-4578
Attention: Thomas Cauchois
Email: tcauchois@fondelec.com

with a copy to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, NY 10022
Tel: 212-371-8008
Fax: 212-688-7273
Attention: Darren L. Ofsink, Esq.
Email: dofsink@golawintl.com

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Kramer, Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Tel: 212-715-9121
Fax: 212-715-8136
Attention: David Levine
Email: djlevine@KRAMERLEVIN.com

and

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Facsimile No.: (212) 593-5955
Telephone No.: (212) 756-2000
Attn.: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). Subject to compliance with applicable securities laws, a Buyer may assign some or all of its rights hereunder and under the other Transaction Documents without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder and thereunder in respect of such assigned rights. A Buyer making an assignment of this Agreement shall provide to the Company written notice of such assignment within ten (10) Business Days after such assignment is consummated; provided, however, that the failure by Buyer to provide or timely provide such notice shall not invalidate the assignment, but in such event the Buyer shall be liable to the Company to the extent the Company is damaged by such lack of notice or timely notice.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except to the extent set forth in Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5, 8 and 9 shall survive the Closing and the delivery, conversion and exercise of the Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, unless this Agreement is terminated under Section 8 hereof, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law provided that the Company shall not be obligated to indemnify a Buyer or for any Indemnified Liabilities caused by the gross negligence or willful misconduct of that Buyer .

(ii) Promptly after receipt by Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee, as the case may be; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. In the case of an Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by Required Holders, to which the claim relates. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such action or claim. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations in respect thereof. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee in respect of all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) (iii) The indemnity agreements contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (B) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in the Transaction Documents will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group in respect of such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group in respect of such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated by this Agreement and the Transaction Documents with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Buyer, and that it is not acting in concert with any other Buyer in making its purchase of Securities hereunder or in monitoring its investment in the Company. The Buyers and, to its knowledge, the Company agree that no action taken by any Buyer pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Buyers are in any way acting in concert or would deem such Buyers to be members of a “group” for purposes of Section 13(d) of the 1934 Act. The Buyers each confirm that they have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Buyers. The Company acknowledges on behalf of itself and the Company that such procedure in respect of the Transaction Documents in no way creates a presumption that the Buyers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the 1934 Act in respect of the Transaction Documents or the transactions contemplated hereby or thereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, or out of the Registration Rights Agreement, its Note, its Warrant and the right of set-off under the Guaranties, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(q) [intentionally omitted.]

(r) Definitions: For purposes of this Securities Purchase Agreement and the Notes, the following terms shall have the following meanings:

"Solvent" means, with respect to any Person on a particular date, that on such date i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person, to the extent such amount is readily ascertainable), ii) the present fair salable value of the assets of such Person (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person, to the extent such amount is readily ascertainable) is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

"Subsidiary" means, from time to time, any entity in which the Company, directly or indirectly, owns any of the capital stock, equity or similar interest or voting power of such entity at the date of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

COMANCHE CLEAN ENERGY CORPORATION

By:
Name: Title:

BUYERS:

[_____________________]

By:
Name: Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address,Telephone Number and E-Mail	Number of Shares	Number of Warrant Shares	Purchase Price	Legal Representative’s Address, Telephone Number and Facsimile Number
Sandelman Partners Multi-Strategy Master Fund, Ltd.	500 Park Ave., 3rd Fl. New York, NY 10022 212-299-7625 besty@sandptrs.com	375,200	281,400	$1,876,000	Schulte, Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 Attn: Jennifer E.D. Clarke, Esq. 212-756-2410 (p)

Utilico Emerging Markets Limited	Exchange House, 8th Fl. Primrose St. London, EC2A 2NY- United Kingdom 44 1372 271 486 james@analysis-research.net	545,400	409,050	$2,727,000	Kramer, Levin, Naftalis & Frankel LLP 1177 Avenue of the Americas, New York, New York 10036 Attn: Christopher Auguste, Esq. 212-715-9121 (p) 212-715-8136 (f)

Whitebox Hedged High Yield Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 612-253-6067 mpaska@whiteboxadvisors.com	395,488	296,616	$1,977,440

Whitebox Intermarket Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 612-253-6067 mpaska@whiteboxadvisors.com	40,912	30,684	$204,560

Armstrong Equity Partners, LP	2100 McKinney, #1700 Dallas, TX 75201 214-220-3609 brad@aeplp.com	60,000	45,000	$300,000

MHR Capital Partners Master Account LP	40 W. 57th St., 24th Fl. New York, NY 10019 212-728-5429 ppanigrahi@mhrfund.com	366,780	275,085	$1,833,902	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Attn: Brad Kulman, Esq. (212) 806-6442 (p) (212) 806-7142

MHR Capital Partners (100) LP	40 W. 57th St., 24th Fl. New York, NY 10019 212-728-5429 ppanigrahi@mhrfund.com	42,311	31,733	$211,553

Paragon Capital, L.P.	110 E. 59th St., 29th Fl. New York, NY 10022 212-593-3157 alan@paragonlp.com	28,000	21,000	$140,000

Alpine Capital (Cayman) Master, LP	400 Madison Ave., 8th Fl. New York, NY 10017 212-317-2400 carlos@alpinecapitalgroup.com	13,800	10,350	$69,000

Cranshire Capital, LP	3100 Dundee Rd., #703 Northbrook, IL 60062 847-562-9030 lprosser@cranshirecapital.com	50,000	37,500	$250,000

Deephaven Distressed Opportunities Trading Ltd	130 Cheshire Ln., #102 Minnetonka, MN 55305 952-249-5419 datkins@deephavenfunds.com	71,800	53,850	$359,000

Deephaven Event Trading Ltd	130 Cheshire Ln., #102 Minnetonka, MN 55305 952-249-5419 datkins@deephavenfunds.com	201,000	150,750	$1,005,000

R&R Biotech Partners LLC	1270 Avenue of the Americas, 16th Floor, New York, NY 10020 212-356-0509 ppinou@rodmanandrenshaw.com	136,509	102,382	$682,545

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B	Form of Lockup Agreement
Exhibit C	Form of Escrow Agreement
Exhibit D	Form of Transfer Agent Instructions
Exhibit E	Form of Opinions of Counsel
Exhibit F	Form of Secretary’s Certificate
Exhibit G	Form of Officer’s Certificate

SCHEDULES

Schedule 1	Management Restricted Stock
Schedule 2	Immediate Acquisition Documents
Schedule 3(a)	Organization and Qualification
Schedule 3(f)	Acknowledgement Regarding Buyer’s Purchase of Securities
Schedule 3(k)	Absence of Certain Changes
Schedule 3(n)	Transactions with Affiliates
Schedule 3(o)	Equity Capitalization; Debt
Schedule 3(p)	Indebtedness and Other Contracts
Schedule 3(t)	Title
Schedule 3(u)	Intellectual Property Rights
Schedule 3(x)	Tax Status
Schedule 3(ff)	ERISA
Schedule 4(d)	Use of Proceeds